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                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration Number 333-86257

Supplement, Dated March 1, 2001, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholder is added to the list of selling securityholders in the prospectus:





                                                     Number of Depositary Shares
                                                     ---------------------------

Name of Selling Securityholder                           Owned        Offered
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Credit Suisse First Boston Corporation                  200,000       200,000